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                                                                 EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


        We consent to the use in this Amendment No. 3 to Registration Statement No. 333-22013 of Long Beach Financial Corporation on Form S-1 of our report dated February 16, 1997 on the financial statements of Long Beach Mortgage Company Broker-Sourced Loan Division, appearing in the Prospectus, which is part of this Registration Statement.


        We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
---------------------------
    Deloitte & Touche LLP


Costa Mesa, California
April 14, 1997